T
Trinity
Merger Corp

TRINITY MERGER CORP.
55 MERCHANT STREET, SUITE 1500
HONOLULU, HI 96813

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRINITY MERGER CORP.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. ***The Trinity Business Combination Proposal***—To approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2019 (the ''Merger Agreement''), by and among Trinity, Trinity Sub Inc., Trinity Merger Sub I, Inc., Trinity Merger Sub II, LLC, PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC, BRELF IV, LLC, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, and Broadmark Real Estate Management IV, LLC, and the transactions contemplated by the Merger Agreement, including the issuance of shares of common stock of Broadmark Realty pursuant to the Merger Agreement. The Trinity Business Combination Proposal is conditioned on stockholder approval of the Stock Incentive Plan Proposal and public warrant holder approval of the Warrant Amendment Proposal (as defined in the joint proxy statement/prospectus).	☐	☐	☐
Intention to Exercise Redemption Rights. If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the joint proxy statement/prospectus under the Q&A section entitled "***How do I exercise my redemption rights?***"	☐		
Stockholder Certification. I hereby certify that I am not acting in concert, or as a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of Class A common stock of Trinity.	☐		
2. ***The Stock Incentive Plan Proposal***—To approve and adopt the Broadmark Realty 2019 Stock Incentive Plan. The Stock Incentive Plan Proposal is conditioned on stockholder approval of the Trinity Business Combination Proposal and public warrant holder approval of the Warrant Amendment Proposal (as defined in the joint proxy statement/prospectus).	☐	☐	☐
3. ***The Trinity Adjournment Proposal***—To approve the adjournment of the Trinity Special Meeting to a later date or dates, if necessary, to solicit additional proxies from stockholders in favor of the Trinity Business Combination Proposal.	☐	☐	☐

Note: If any other matters properly come before the Trinity Special Meeting, unless such authority is withheld on this proxy card, the proxies will vote on such matters in their discretion.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Special Meeting joint proxy statement/prospectus is available at www.proxyvote.com.

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PROXY CARD

TRINITY MERGER CORP.
55 MERCHANT STREET, SUITE 1500
HONOLULU, HI 96813

SPECIAL MEETING OF TRINITY STOCKHOLDERS
TO BE HELD ON [____], 2019

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of the stockholder(s) of Trinity Merger Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholder(s) to be held at [____], on [DD]/[MM]/2019, beginning at __:__, Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The undersigned acknowledges receipt of the accompanying joint proxy statement/prospectus and revokes all prior proxies given by the undersigned for said Special Meeting.